UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AML COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Notice of Annual Meeting of Stockholders
to be held September 7, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of AML Communications, Inc., (the “Company”) which will be held on Thursday, September 7, 2006, at 10:00 a.m. at the office of the Company, 1000 Avenida Acaso, Camarillo, California 93012.

At the Annual Meeting, stockholders will be asked to consider the following proposals:

1.                To elect 5 directors as described in the accompanying Proxy Statement to hold office until the 2007 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.                To ratify the appointment of Kabani & Company, Inc. as our Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2007.

3.                To approve the AML Communications, Inc. 2005 Equity Incentive Plan.

4.                To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on July 21, 2006 as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record as of the Record Date are entitled to such notice and to vote at the Annual Meeting.

All of the Company’s stockholders are invited to attend the Annual Meeting. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE PRE-ADDRESSED ENVELOPE PROVIDED WITH THIS NOTICE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU SEND IN YOUR PROXY TO THE MEETING.

By Order of the Board of Directors,

Edwin J. McAvoy
Secretary

Camarillo, California
July 28, 2006

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

The proxy statement and form of proxy are dated July 28, 2006 and are first being mailed to stockholders on or about August 9, 2006.

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of AML Communications, Inc. (the “Company” or “AML”) of proxies for use at the 2006 Annual Meeting of Stockholders of AML Communications, Inc. (the “Annual Meeting”) to be held on Thursday, September 7, 2006, at 10:00 a.m. at the office of the Company, 1000 Avenida Acaso, Camarillo, California 93012 and at any adjournment(s) or postponement(s) thereof.

We will only deliver one Proxy Statement and Annual Report to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

AML Communications Inc.
Attn:  Corporate Secretary
1000 Avenida Acaso
Camarillo, CA  93012
Telephone: (805) 388-1345

If you are receiving multiple copies of our Proxy Statement and Annual Report and would like to receive only one copy, you may contact us at the above address or telephone number.

VOTING RIGHTS

Stockholders of record as of the close of business on July 21, 2006 (the “Record Date”) have the right to receive notice of and to vote at the Annual Meeting. On July 21, 2006, AML had issued and outstanding 10,234,166 shares of Common Stock, $.01 par value (the “Common Stock”), the only class of voting securities outstanding.

Each stockholder of record as of the Record Date will be entitled to one vote for each share of Common Stock held as of the Record Date. The presence at the Annual Meeting in person or by proxy of a majority of the shares of Common Stock outstanding as of the Record Date will constitute a quorum for transacting business. Abstentions are counted for purposes of determining the presence of a quorum for the transaction of business. Directors are elected by a plurality of the votes cast in the election. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. The affirmative vote of the holders of a majority of the shares of Common Stock, present at the meeting in person or by proxy, is required to approve all other proposals brought before the meeting. Shares which abstain from voting as to these matters and shares held in “street name” by brokers or nominees who indicate on their proxy that they do not have discretionary authority to vote such shares as to these matters (“broker non-votes”), will not be counted as votes in favor of such matters. For purposes of determining whether the affirmative vote of a majority of shares present at the meeting and entitled to vote on a proposal has been obtained, abstentions will be included in, and broker non-votes will be excluded from, the number of shares present and entitled to vote.

Accordingly, abstentions will have the effect of a vote “against” the matter and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve the majority vote.

PERSONS MAKING THE SOLICITATION

The Proxy is solicited on behalf of the Board of Directors of the Company. The only solicitation materials to be sent to stockholders will be this Proxy Statement and the accompanying Proxy. The Board of Directors does not intend to use specially engaged employees or paid solicitors. The Board of Directors also intends to solicit Proxies held on behalf of stockholders by brokers, dealers, banks and voting trustees or their nominees. The Company will pay all reasonable expenses by such holders for mailing the solicitation material to the stockholders for whom they hold shares. All solicitation expenses are being paid by the Company.

TERMS OF THE PROXY

The enclosed Proxy indicates the matters to be acted upon at the Annual Meeting and provides a box to be marked to indicate the manner in which the stockholder’s shares are to be voted with respect to such matters. By appropriately marking the boxes, a stockholder may specify, with respect to the election of directors, whether the Proxy holder shall vote for or be without authority to vote on any or all candidates, and with respect to all other matters, whether the Proxy holder shall vote for or against or be without authority to vote on such matters.

The Proxy also confers upon the holders thereof discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

Where a stockholder has appropriately directed how the Proxy is to be voted, the shares will be voted in accordance with the stockholder’s direction. In the absence of instructions, shares represented by valid Proxies will be voted for the five nominees for director, for the confirmation of Kabani & Company, Inc. as our independent accountants, and for the approval of the AML Communications, Inc. 2005 Equity Incentive Plan. If any other matters are properly presented at the Annual Meeting, the persons named in the Proxy will vote or refrain from voting in accordance with their best judgment. A Proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to the Corporate Secretary of the Company or by filing a duly executed Proxy bearing a later date. Stockholders may also vote in person if they attend the Annual Meeting even though they have executed and returned a Proxy.

The Company’s principal executive offices are located at 1000 Avenida Acaso, Camarillo, California 93012 and its phone number is (805) 388-1345.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company as of July 21,2006, by (i) each person known to the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each Director of the Company, (iii) the Chief Executive Officer and the two most highly compensated officers (collectively, the “Named Executive Officers”) and (iv) all Directors and executive officers as a group. Except as otherwise noted, each named beneficial owner has sole voting and investment power with respect to the shares owned.

Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Outstanding Common Stock (1)
Jacob Inbar (2)	1,744,584	(3)(4)	16.25%
Tiberiu Mazilu (2)	1,241,543	(5)(6)	11.65%
Edwin J. McAvoy (2)	697,638	(7)	6.58%
Richard W. Flatow (2)	169,554	(8)	1.63%
Gerald M. Starek (2)	316,517	(9)	3.05%
Marina Bujatti (11)	539,300		5.26%
Franco Sechi (11)	495,904		4.84%
All current executive officers and directors as a group (5 persons) (10)	4,169,836	(10)	35.33%

(1)          Applicable percentage of ownership is based on 10,234,166 shares of Common Stock outstanding as of July 21, 2006, together with applicable options for such stockholder exercisable within 60 days. Shares of Common Stock subject to options exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2)          The address of such person is 1000 Avenida Acaso, Camarillo, California 93012.

(3)          All shares, other than option shares issuable pursuant to options, are held in the Inbar Trust U/A/D 3/13/90. Mr. Inbar  and his wife, Catherine Inbar, are the trustees with shared voting power with respect to such shares.

(4)          Includes 500,833 shares issuable pursuant to options exercisable within 60 days.

(5)          Includes 252,595 shares owned by Tiberiu Mazilu; 324,422 shares owned by Tiberiu Mazilu and Dolna Mazilu, Trustees of the Mazilu Family Trust dated 4/5/96; 127,443 shares owned by the Mazilu Family Limited Partnership; and Partnership for the benefit of Jamie Mazilu; 45,000 shares owned by the Mazilu Family Limited Partnership; and 70,000 shares owned by Crina Izvemariu and Dolna Mazilu, Trustees of Izvemariu Exemption Trust dated 5/26/02. Tiberiu Mazilu is general partner of, but disclaims beneficial ownership of, the Mazilu Family Limited Partnership.

(6)          Includes 422,083 shares issuable pursuant to options exercisable within 60 days.

(7)          Includes 359,583 shares issuable pursuant to options exercisable within 60 days.

(8)          Includes 160,625 shares issuable pursuant to options exercisable within 60 days.

(9)          Includes 125,000 shares issuable pursuant to options exercisable within 60 days.

(10)   Shares of Common Stock subject to options exercisable within 60 days are deemed outstanding for computing the percentage ownership of all current executive officers and directors as a group.

(11)   The address of such person is 3350 Scott Boulevard, Building 25, Santa Clara, California 95054

Change in Control

To the knowledge of management, there are no present arrangements that may result in a change of control of the Company, nor has any change in control occurred since the beginning of our last fiscal year.

Proposal No. 1

ELECTION OF DIRECTORS

Five directors are to be elected at the Annual Meeting to hold office until the 2007 Annual Meeting of Stockholders and until their successors have been elected and qualified. Each Proxy, unless otherwise specified, will be voted for the election to the Board of Directors of the nominees set forth below. The Directors shall be elected by a plurality of the votes of shares present in person or represented by proxy at the meeting.

In the event that a nominee for director listed below should become unavailable for election for any reason, the persons named in the accompanying Proxy have the right to use their discretion to vote for such other person as may be determined by the holders of such proxies. To the best of the Company’s knowledge, the nominees are and will be available to serve.

The following table sets forth the names and ages of the nominees, the year each nominee was first elected as a director, and the positions each nominee holds with the Company.

Nominees for term expiring in 2007:

Name	Age	Positions	Director Since
Tiberiu Mazilu, Ph.D.	60	Vice President of Engineering and Director	2001
Richard W. Flatow	65	Director	1995
Edwin J. McAvoy	62	Vice President of Sales, Director, and Corporate Secretary	2001
Jacob Inbar	57	Chairman of the Board Chief Executive Officer and President	1986
Gerald M. Starek	65	Director	1999

Background of the Nominees and Directors

Jacob Inbar   is a co-founder of the Company, has been a Director since its inception and has been the Company’s Chairman of the Board of Directors since December 1995. Mr. Inbar has held the positions of President and Chief Executive Officer since February 2001 and previously held these positions from the Company’s inception until February 1999. Mr. Inbar holds a B.S. in Electrical Engineering from Ben Gurion University, Israel and an M.B.A. from California Lutheran University.

Tiberiu Mazilu, Ph.D.   is a co-founder of the Company and has served as its Vice President of Engineering since February 2001 and as a Director since March 2001. Dr. Mazilu previously served as the Company’s Technical Fellow from March 2000 until February 2001, as Vice President, Engineering from February 1999 to March 2000, as Vice President, Custom Products and Director from January 1987 to February 1999. Dr. Mazilu served as the Company’s Chairman of the Board from January 1987 until September 1995. Dr. Mazilu holds a Ph.D. in Electrical Engineering, with a specialty in electromagnetics, from the University of California, Los Angeles.

Edwin J. McAvoy   is a co-founder of the Company and has served as its Vice President, Sales and Marketing and as a Director since March 2001. Mr. McAvoy previously served as the Company’s Vice President, Sales and Marketing and as a Director from November 1986 until February 1999 and then as Director of Custom Programs from March 1999 to September 2000. Mr. McAvoy holds a B.S. degree in Applied Engineering from Technical College, Grimsby, England.

Richard W. Flatow   has been a Director of the Company since December 1995 and has been the President of RWF Enterprises, a management consulting firm, since 1994. From 1993 to 1994, Mr. Flatow was President and Chief Executive Officer of Futurekids, Inc., a franchiser of computer training for children. Previously, Mr. Flatow was a Managing Partner and Senior Consultant for Hankin & Co., a middle-market management consulting firm.

Gerald M. Starek   has been a Director of the Company since March 1999, and has served as a Director of Advanced Energy Industries, Inc. since 1998 (NASDAQ: AEIS). From 1993 to 1995, Mr. Starek served on the Board of Directors of Systems Chemistry, Inc., a privately held company that was purchased in 1995 by SubMicron Systems, Inc. Previously, Mr. Starek served as President, Chief Executive Officer and Chairman of the Silicon Valley Group, a supplier of automated wafer processing equipment for the semiconductor industry, which he founded in 1977.

The Board of Directors recommends a vote FOR each of the nominees as a director.

Proposal No. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Kabani and Company, Inc. acted as the Independent Registered Public Accounting Firm for the Company during the fiscal year ended March 31, 2006. Representatives of this firm are expected to be present at the Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

The Board of Directors requests that stockholders ratify its selection of Kabani & Company, Inc. as our independent accountant for the current fiscal year. If the stockholders do not ratify the selection of Kabani & Company, Inc., the Audit Committee of the Board of Directors will select another firm of independent accountants.

On September 30, 2004, Singer Lewak Greenbaum & Goldstein, LLP (“SLGG”) resigned as our independent registered public accounting firm, effective immediately. On September 30, 2004, our Audit Committee approved the engagement of Kabani & Company, Inc. as our independent registered public accounting firm for the fiscal year ending March 31, 2005.

The report issued by SLGG in connection with our financial statements for each of the fiscal years ended March 31, 2004, and March 31, 2003, did not contain an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope, or accounting principles, except the report of the financial statements for us for the year ended March 31, 2003 which contained a paragraph expressing substantial doubt regarding our ability to continue as a going concern.

During the fiscal years ended March 31, 2004, and March 31, 2003, and the later interim period preceding the resignation of SLGG on September 30, 2004, there have been no disagreements with SLGG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B), if not resolved to the satisfaction of SLGG, would have caused SLGG to make a reference to the subject matter of such disagreement in connection with its reports,  and there occurred no events as defined in Item  304(a)(1)(iv)(B) of Regulation S-B.

During the fiscal years ended March 31, 2004 and March 31, 2003, and the later interim period through the date of our engagement with Kabani & Company, Inc on September 30, 2004, neither we nor anyone on our behalf consulted with Kabani & Company, Inc. regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

The following table sets forth fees billed to us by our auditors, Kabani & Company, Inc. and our former auditors, Singer Lewak Greenbaum & Goldstein during the fiscal years ended March 31, 2006 and

March 31, 2005 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements, (ii) services by our auditor that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees, (iii) services rendered in connection with tax compliance, tax advice and tax planning, and (iv) all other fees for services rendered. “All other fees” include fees related to (or paid for) in the fiscal year ended March 31, 2005 and fees related to fiscal year ended March 31, 2004.

		For the period ending
		March 31, 2005	March 31, 2006
(i)	Audit fees	$73,000	$63,000
(ii)	Audit related fees	34,000	25,000
(iii)	Tax fees	—	—
(iv)	All other fees	2,000	2,000
	$109,000	$90,000

The Audit Committee pre-approved all auditing services and non-audit services not prohibited by law to be performed by AML’s independent auditors. The Audit Committee also pre-approved all associated fees, except for de minimis amounts for non-audit services, which are approved by the Audit Committee prior to the audit.

The Board of Directors recommends a vote FOR the selection of Kabani & Company, Inc. as the Company’s Independent Registered Public Accounting Firm for the 2007 fiscal year.

Proposal No. 3

APPROVAL OF THE COMPANY’S 2005 EQUITY INCENTIVE PLAN

On November 1, 2005, the Board of Directors (the “Board”) approved and adopted the AML Communications, Inc. 2005 Equity Incentive Plan (the “2005 Plan”) and is submitting the 2005 Plan to stockholders for their approval at the Annual Meeting. As of the record date, no shares of our common stock had been issued under the 2005 Plan. The following description of the 2005 Plan is qualified in its entirety by reference to the full text of the 2005 Plan, a copy of which is attached as Exhibit “B” to this Proxy Statement. Any stockholder who wishes to obtain a copy of the 2005 Plan may also do so upon written request to our corporate secretary at our principal executive offices in Camarillo, California. Any awards to be made to any specific employees under the 2005 Plan have not yet been determined.

SUMMARY OF THE 2005 EQUITY INCENTIVE PLAN

The purpose of 2005 Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the company and subsidiaries, by offering them an opportunity to participate in the company’s future performance through awards of options, stock and stock bonuses. The 2005 Plan provides for (1) the grant of common share purchase options, (2) the grant of stock awards pursuant to which recipients may purchase our common shares, or (3) the grant of stock bonuses as compensation. Options granted under the 2005 Plan may be either incentive stock options (“ISOs”), which qualify for special tax treatment under Section 422 of the Internal Revenue Code, or non-qualifying options. We must procure shareholder approval for the 2005 Plan by no later than November 1, 2006 in order for any past or future options granted under the plan to qualify as an incentive stock option.

A total of 150,000 shares of the Company’s common stock were initially reserved for issuance and available for grant, subject to adjustments as provided in the 2005 Plan. In addition, the number of shares reserved and available for grant and issuance under the 2005 Plan shall be increased on the first day of January of each year so that the total of all common stock available for awards shall be the maximum amount allowable under Regulation 260.140.45 of Title 10 of the California Code of Regulations. No awards may be issued after October 31, 2015, the termination date for the 2005 Plan.

ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or a subsidiary. All other awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or subsidiary, provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

The Board may at any time terminate or amend the 2005 Plan in any respect, including without limitation amendment of any form of award agreement or instrument to be executed pursuant to the 2005 Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend the 2005 Plan in any manner that requires such stockholder approval under the Internal Revenue Code, if applicable, or by any stock exchange or market on which the common stock is listed for trading.

ADMINISTRATION. The 2005 Plan will be administered by the Board. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Board will have full power to implement and carry out this Plan. Without limitation, the Board will have the authority to:

(a)          construe and interpret the 2005 Plan, any award agreement and any other agreement or document executed pursuant to the 2005 Plan;

(b)         prescribe, amend and rescind rules and regulations relating to the 2005 Plan or any award under the 2005 Plan;

(c)          select persons to receive awards under the 2005 Plan;

(d)         determine the form and terms of awards under the 2005 Plan;

(e)          determine the number of Shares or other consideration subject to awards under the 2005 Plan;

(f)            determine whether awards under the 2005 Plan will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other awards under the 2005 Plan or any other incentive or compensation plan of the Company or any subsidiary of the Company;

(g)          grant waivers of 2005 Plan or award conditions;

(h)         determine the vesting, exercisability and payment of awards under the 2005 Plan;

(i)            correct any defect, supply any omission or reconcile any inconsistency in the 2005 Plan, any awards under the 2005 Plan or any award agreement;

(j)             determine whether an award under the 2005 Plan has been earned; and

(k)         make all other determinations necessary or advisable for the administration of the 2005 Plan.

Any determination made by the Board with respect to any award under the Plan will be made at the time of grant of the award or, unless in contravention of any express term of the 2005 Plan or the award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any award under the 2005 Plan. The Board may delegate to one or more officers of the Company the authority to grant an award under the 2005 Plan to plan participants who are not Insiders (defined below) of the Company.

Subject to the discretion of the Board, (a) all of the Company’s 73 employees and (b) all of the Company’s directors are eligible to participate in the 2005 Plan.

OPTIONS. The Board may grant options to eligible persons and will determine whether such options will be ISOs within the meaning of the Internal Revenue Code or nonqualified stock options (“NQSOs”), the number of shares subject to the option, the exercise price of the option, the period during which the option may be exercised, and all other terms and conditions of the option, within the limitations imposed under the 2005 Plan.

Options may be exercisable within the times or upon the events determined by the Board, provided that no option will be exercisable after the expiration of ten (10) years from the date the option is granted, and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or subsidiary of the Company will be exercisable after the expiration of five (5) years from the date the ISO is granted. The exercise price of an option will be determined by the Board when the option is granted and may be not less than 85% of the fair market value of the shares on the date of grant; provided that: (a) the exercise price of an ISO will be not less than 100% of the fair market value of the shares on the date of grant; and (b) the exercise price of an option granted to a 10% stockholder will not be less than 110% of the fair market value of the shares on the date of grant.

RESTRICTED STOCK AWARDS. A restricted stock award is an offer by the Company to sell to an eligible person shares of the Company’s common stock that are subject to restrictions. The Board will determine to whom an offer will be made, the number of shares the person may purchase, the price to be paid, the restrictions to which the shares will be subject, and all other terms and conditions of the restricted stock award. The purchase price of shares sold pursuant to a restricted stock award will be determined by the Board on the date the restricted stock award is granted and may not be less than 85% of the fair market value of the shares on the grant date, except in the case of a sale to a 10% stockholder, in which case the purchase price will be 100% of the fair market value. Payment of the Purchase Price must be made in accordance with Section 10 of this Plan. Restricted stock awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the 2005 Plan participant’s individual restricted stock purchase agreement. Restricted stock awards may vary from participant to participant and between groups of participants.

STOCK AWARDS. A stock award is an award of shares (which may consist of restricted stock) for services rendered to the Company or any subsidiary of the Company. A stock award will be awarded pursuant to an award agreement that will be in such form (which need not be the same for each participant) as the Board will from time to time approve, and will comply with and be subject to the terms and conditions of the 2005 Plan. A stock award may be awarded upon satisfaction of such performance goals as are set out in advance in the participant’s individual award agreement that will be in such form (which need not be the same for each participant) as the Board will from time to time approve, and will comply with and be subject to the terms and conditions of the 2005 Plan. Stock awards may vary from participant to participant and between groups of participants, and may be based upon the achievement of the Company or subsidiary and/or individual performance factors or upon such other criteria as the Board may determine.

The Board will determine the number of shares to be awarded to the participant. If the stock award is being earned upon the satisfaction of performance goals pursuant to a performance stock bonus agreement, then the Board will: (a) determine the nature, length and starting date of any performance period for each stock award; (b) select from among the performance factors to be used to measure the performance, if any; and (c) determine the number of shares that may be awarded to the participant. Prior to the payment of any stock award, the Board shall determine the extent to which such stock bonuses have been earned. Performance periods may overlap and participants may participate simultaneously with respect to stock bonuses that are subject to different performance periods and different performance goals and other criteria. The number of shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Board. The Board may adjust the performance goals applicable to the stock awards to take into account changes in law and accounting or tax rules and to make such adjustments as the Board deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

Federal Income Tax Treatment

The following is a brief description of the federal income tax treatment which will generally apply to awards made under the 2005 Plan (“Award” or “Awards”), based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of Awards will depend on the recipient and the specific nature of the Award. No information is provided herein with respect to estate, state or local tax laws, although there may be certain tax consequences upon the receipt or exercise of an Award or the disposition of any acquired shares under those laws. Because the following is only a brief summary of the general federal income tax rules, recipients of Awards should not rely thereon for individual tax advice, as each taxpayer’s situation and the consequences of any particular Award will vary depending upon the specific facts and circumstances involved. Each participant in the 2005 Plan is advised to consult with his or her own tax advisor for particular federal, as well as state and local, income and any other tax advice.

Nonqualified Options

Stock options granted to persons who are not employees of the Company, including options granted to nonemployee directors and consultants of the Company, will be “Nonqualified Options.”  Stock options granted to persons who are employees of the Company may be Nonqualified Options or Incentive Options (defined below). The grant of a Nonqualified Option is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such option, and the Company will be entitled to a tax deduction equal to such amount. See “Special Rules for Awards Granted to Insiders,” below. A subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid for such shares plus the ordinary income recognized with respect to such shares.

Incentive Stock Options

Pursuant to the 2005 Plan, employees of the Company may be granted options that are intended to qualify as incentive stock options (“Incentive Stock Options”) under the provisions of Section 422 of the Code. Generally, except as described with respect to the alternative minimum tax, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an Incentive Stock Option. However, if the optionee sells the shares acquired upon the exercise of an Incentive Stock Option (“Option Shares”) at any time within (a) one year after the date of transfer of the Option Shares to the optionee pursuant to the exercise of such Incentive Stock Option or (b) two years from the date of grant of such Incentive Stock Option (a “Disqualifying Disposition”), then:

•       the optionee will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the Option Shares on the date of exercise,

•       the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the Option Shares on the date of exercise, over the exercise price of such Incentive Stock Option,

•       the optionee will recognize capital loss equal to the excess, if any, of the exercise price of such Incentive Stock Option over the sales price of the Option Shares, and

•       the Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

If the optionee sells the Option Shares at any time after the optionee has held the Option Shares for at least (a) one year after the date of transfer of the Option Shares to the optionee pursuant to the exercise of the Incentive Stock Option and (b) two years from the date of grant of the Incentive Stock Option, then the optionee will recognize long-term capital gain or loss equal to the difference between the sales price and the exercise price of such Incentive Stock Option, and the Company will not be entitled to any deduction.

The amount by which the fair market value of Option Shares on the date of exercise exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee’s “alternative minimum taxable income” (“AMTI”) in the year of exercise. The “alternative minimum tax” imposed on individual taxpayers is generally equal to the amount by which 28% (26% of AMTI below certain amounts) of the individual’s AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.

Special Rules for Awards Granted to Insiders

If an optionee is a director, officer or shareholder subject to Section 16 of the Exchange Act (an “Insider”), the determination of the amount and the timing of income recognition in connection with an award under the 2005 Plan, and the beginning of the holding period for any shares received, may be required to be deferred until the expiration of any period during which the Insider would be restricted from disposing of any stock received, unless the Insider makes a proper election under Section 83(b) of the Code (an “83(b) Election”) within 30 days from the date of exercise.

Restricted Stock

Awards under the 2005 Plan may also include stock sales, stock awards or other grants of stock that include provisions for the delayed vesting of the recipient’s rights to the Common Stock. Unless the recipient makes an 83(b) Election as discussed above within 30 days after the receipt of the restricted Common Stock, the recipient generally will not be taxed on the receipt of shares of restricted Common Stock until the restrictions on such shares expire or are removed. When the restrictions expire or are removed, the recipient will recognize ordinary income (and the Company will be entitled to a deduction) in an amount equal to the excess of the fair market value of the Common Stock at that time over the purchase price. However, if the recipient makes an 83(b) Election within 30 days of the receipt of restricted Common Stock, he or she will recognize ordinary income (and the Company will be entitled to a deduction) equal to the excess of the fair market value of the Common Stock on the date of receipt (determined without regard to vesting restrictions) over the purchase price.

Miscellaneous Tax Issues

Awards may be granted under the Amended Plan which do not fall clearly into the categories described above. The federal income tax treatment of these Awards will depend upon the specific terms of such Awards. Generally, the Company will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a participant in connection with Awards made under the 2005 Plan.

Special rules will apply in cases where a recipient of an Award pays the exercise or purchase price of the Award or applicable withholding tax obligations under the 2005 Plan by delivering previously owned shares of Common Stock or reducing the number of shares of Common Stock otherwise issuable pursuant to the Award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired, and may constitute a Disqualifying Disposition with respect to Option Shares.

A holder’s tax basis in shares of Common Stock acquired pursuant to the 2005 Plan generally will equal the amount paid for such shares of Common stock plus any amount recognized an ordinary income with respect to such shares. Other than ordinary income recognized with respect to shares of Common

Stock and included in basis, any subsequent gain or loss upon the disposition of such shares generally will be capital gain or loss. The rate at which any such gain will be taxed will, as a general matter, depend upon the holder’s holding period in the shares.

The terms of the agreements pursuant to which specific Awards are made under the 2005 Plan may provide for accelerated vesting or payment of an Award in connection with a change in ownership or control of the Company. In the event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Code.

The Company generally obtains a deduction equal to the ordinary income recognized by the recipient of an Award. In certain instances the Company may be denied a deduction for compensation (including amounts attributable to the ordinary income recognized with respect to options, restricted stock or other Awards) paid to certain corporate officers of the Company to the extent the compensation exceeds $1,000,000 (per person) annually.

Section 16(b) of the Exchange Act

The acquisition and disposition of shares of Common Stock by Insiders pursuant to awards granted to them under the Amended Plan may be subject to the provisions of Section 16(b) of the Exchange Act, under which a purchase of shares of Common Stock within six months before or after a sale of shares of Common Stock could result in recovery by the Company of all or a portion of any amount by which the sale proceeds exceed the purchase price. Insiders are required to file reports of changes in beneficial ownership under Section 16(a) of the Exchange Act upon acquisition and disposition of shares. Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to employee benefit plans.

Interest of Persons in the Matter to be Acted Upon

The officers and directors of the Company are eligible to receive option grants under the 2005 Plan.

Participation in the 2005 Plan

The grant of options under the 2005 Plan to executive officers, including the officers named in the Summary Compensation Table, is subject to the discretion of the Board. As of the date of this proxy statement, there has been no determination by the Committee with respect to future awards under the 2005 Plan. Accordingly, future awards are not determinable. The table of option grants under “Option Grants in Last Fiscal Year” provides information with respect to the grant of options to the persons named in the Summary Compensation Table during fiscal 2006. During fiscal 2006, all current executive officers as a group were granted options to purchase approximately 80,000 shares and all other employees as a group were granted options to purchase approximately 155,000 shares pursuant to the Company’s Fifth Amended and Restated 1995 Stock Incentive Plan (the “1995 Plan”) which was previously approved by the stockholders at the Company’s 2005 Annual Meeting. Non-employee Directors as a group were awarded options to purchase 22,500 shares during the fiscal year ended March 31, 2006 pursuant to the 1995 Plan.

As of June 30, 2006, options to purchase approximately 1,991,500 shares of our common stock were outstanding under the 1995 Plan with a weighted average exercise price of $1.07 per share, options to purchase approximately 177,050 shares of our common stock had been exercised, and approximately 574,324 shares were available for future grant.

The Board of Directors recommends a vote FOR the approval of the AML Communications, Inc. 2005 Equity Incentive Plan.

The following table sets forth certain information regarding the compensation paid by the Company to the Named Executive Officers who received salary and bonuses in excess of $100,000 during the fiscal year ended March 31, 2006 as well as the previous two fiscal years, for all services rendered in all capacities to the Company.

SUMMARY COMPENSATION TABLE

	Annual Compensation (1)			Long Term Compensation Awards Securities
Name and Principal Position	Fiscal Year	Salary(2)		Underlying Options
Jacob Inbar,	2006	$160,000	(3)	30,000	(5)
Chairman, President and	2005	135,000		30,000
Chief Executive Officer	2004	70,000		25,000
Tiberiu Mazilu, Ph.D.,	2006	130,000	(4)	25,000	(5)
Vice President Engineering	2005	112,000		25,000
	2004	66,000		20,000
Edwin J. McAvoy,	2006	130,000	(4)	25,000	(5)
Vice President Sales	2005	112,000		25,000
	2004	66,000		20,000

(1)          Other than salary, bonus and the other compensation described herein, the Company did not pay any Named Executive Officer any compensation, including incidental personal benefits, in excess of 10% of such Named Executive Officer’s salary.

(2)          Salary includes amounts deferred pursuant to the Company’s 401(k) plan. The amounts shown include proceeds from the execution and sale of Incentive Stock Options.

(3)          The salary for Jacob Inbar was increased to $160,000 on January 31, 2005.

(4)          The salaries for Tiberiu Mazilu and Edwin McAvoy were increased to $130,000 on January 31, 2005.

(5)          Options issued during the fiscal year ended March 31, 2006, of which 25% of these options will be vested within 60 days of the record date.

Option Grants in Last Fiscal Year

The following table sets forth certain information concerning grants of options to each of the Company’s Named Executive Officers during the fiscal year ended March 31, 2006.

Option Grants During Fiscal 2006

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year (1)	Exercise Price ($/Share)	Expiration Date(2)
Jacob Inbar	30,000	11.7%	$1.05	6/8/2015
Tiberiu Mazilu	25,000	9.7	1.05	6/8/2015
Edwin J. McAvoy	25,000	9.7	1.05	6/8/2015

(1)          Options to purchase an aggregate of 257,500 shares of Common Stock were granted to employees, including the Named Executive Officers, during the fiscal year ending March 31, 2006, with exercise prices ranging from $.95 to $1.29 per share, in each case the fair market value of the Common Stock on the date of grant. All such options are subject to vesting under one of four different schedules. The four schedules are (a) over a one year period, with 50% vested upon issuance of the option, 25% six months from option issuance, and 25% twelve months from option issuance; (b) over a three-year period, with 33.3% of the options exercisable on each successive anniversary of the date of the grant; (c) over a four-year period, with 25% of the options exercisable on each successive anniversary of the date of grant; (d) a five—year period, 20% of the options exercisable on each successive anniversary of the date of grant.

(2)          Options granted have a term of 5 or 10 years, subject to earlier termination in certain events related to termination of employment.

Option Exercises and Fiscal Year-End Option Values

The following table sets forth certain information with respect to the unexercised options to purchase Common Stock held by each of the Named Executive Officers as of March 31, 2006:

Fiscal Year-End Option Values

	Shares Acquired	Value	Number of Securities Underlying Unexercised Options/SARs at FY end (#)				Value of Unexercised In-the Money Options/SARs at FY end ($) (2)
	on Exercise	Realized(1)	Exercisable		Unexercisable		Exercisable	Unexercisable
Jacob Inbar	—	—	500,833	(3)	50,000	(3)	$169,925	$3,875
Tiberiu Mazilu	—	—	422,083	(4)	41,250	(4)	$131,363	$3,000
Edwin J. McAvoy	—	—	359,583	(4)	41,250	(4)	$131,363	$3,000

(1)          Market value of the Company’s Common Stock at the exercise date minus the exercise price.

(2)          Fair market value of the Common Stock as of March 31, 2006 represents the closing trading price of the Common Stock    on such date ($ 1.22 per share) minus the exercise price.

(3)          Represents options granted in July 2000, May 2001, September 2001, March 2003, October 2003, June 2004, June 2005 and June 2006.

(4)          Represents options granted in May 2001, March 2003, October 2003, June 2004, June 2005 and June 2006.

Compensation of Directors

Directors who are also officers of the Company receive no additional compensation for their services as directors. For fiscal 2006, each non-employee director received an annual retainer and meeting fees of $14,400, plus out of pocket expenses. Additionally, these non-employee directors were awarded options during the fiscal year ended March 31, 2006, to purchase 7,500 shares of Common Stock at a price of $1.13 per share. In addition, under the terms of the Company’s Fifth Amended and Restated 1995 Stock Incentive Plan (“1995 Plan”), each non-employee director may receive discretionary awards of shares of Common Stock subject to the terms of the 1995 Plan. Non-employee directors are not eligible to be considered for the grant of Incentive Stock Options. No non-employee director may be granted Options in excess of 50,000 shares of Common Stock during any one calendar year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 2001, we received a loan of $50,000 from Dr. Tiberiu Mazilu, PhD, an officer and director of the Company. The promissory note called for quarterly interest payments to Dr. Mazilu commencing on September 30, 2002, with the interest payment calculated quarterly and based on the prime interest rate plus 1.25%. The principal amount of the note was due on January 2, 2005 but would become due and payable by the Company immediately upon the consolidation or merger of the Company into another entity, the death of Dr. Mazilu, or the Company’s termination of Dr. Mazilu’s employment with the Company. On November 2, 2004, the Board of Directors approved the early payoff of this note payable and the note was paid in full on November 9, 2004.

In July 2003, we raised $245,000 ($100,000 of which was a conversion from an advance received in June 2003) from current officers and directors and $43,000 from other investors in the form of notes payable with warrants attached. The funds were used for working capital. The promissory notes bear interest at the rate of 8% and have a two-year maturity. Warrants to purchase a total of 240,000 shares of our common stock were issued in connection with the funding. The per share exercise price of the warrants is $0.24. The warrants expire five years from the date of issuance. We have valued these warrants at $35,000 and are expensing this value over the term of the notes payable. For the twelve months ended March 31, 2005, a total of $22,000 was charged to the consolidated statement of operations. On November 2, 2004, the Board of Directors approved the early payoff of these notes payable and these notes were paid in full on November 9, 2004.

BOARD OF DIRECTORS AND COMMITTEES

Committees of the Board

The Board of Directors has delegated certain of its authority to a Compensation Committee and an Audit Committee. Both Committees are composed of Messrs. Flatow and Starek, with Mr. Flatow serving as chairman of the Compensation Committee and Mr. Starek serving as chairman of the Audit Committee. No member of either committee is a former or current officer or employee of the Company.

The Compensation Committee reviews executive salaries and administers any bonus, incentive compensation and stock option plans of the Company, including the Company’s Amended and Restated 1995 Stock Incentive Plan. In addition, the Compensation Committee consults with management of the Company regarding pension and other benefit plans, and compensation policies and practices of the Company.

The Audit Committee was established in accordance with Section 3(a) (58)A of the Securities Exchange Act of 1933, as amended. The Audit Committee reviews the professional services provided by the Company’s independent auditors, the independence of such auditors from management of the Company, the annual financial statements of the Company and the Company’s system of internal accounting controls. The Audit Committee also reviews such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as may be brought to its attention. The report of the audit committee is attached as Exhibit “A” to this proxy statement. Our Board of Directors has adopted a written charter for the audit committee.

The Company does not have a nominating committee. Nominations for the election of directors are made by the full Board of Directors.

We have no policy with regard to attendance by Board Members at our Annual Meetings. Jacob Inbar, Tiberiu Mazilu, Edwin McAvoy, Gerald Starek, Richard Flatow, and David Derby, all duly elected members of the board, were in attendance at our September 9, 2005 Annual Meeting.

Board and Committee Attendance

From April 1, 2005 through March 31, 2006, the end of the Company’s fiscal year, the Board of Directors held six meetings. No Director attended fewer than 93% of the aggregate of all meetings of the Board of Directors and the committees to which he was named. The Audit Committee held four meetings and the Compensation Committee held six meetings during the fiscal year.

Audit Committee Financial Expert

Two board members, Gerald Starek, and Richard Flatow, qualify as Audit Committee Financial Experts. An Audit Committee Financial Expert is defined as a person who has the following attributes:

•     An understanding of generally accepted accounting principles and financials statements;

•     The ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves;

•     Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities.

Each of our Audit Committee Financial Experts is independent, as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

COMMUNICATIONS WITH MEMBERS OF THE BOARD OF DIRECTORS

The Board of Directors has not established a formal process for stockholders to send communications to its members. Any stockholder may send a communication to any member of the Board of Directors in care of our address below:

AML Communications Inc.
Attn:  Corporate Secretary
1000 Avenida Acaso
Camarillo, CA  93012
Telephone: (805) 388-1345

If a communication is sent to our address, we will forward any such communication to the Board member. If the stockholder would like the communication to be confidential, it should be so marked.

NOMINATIONS TO THE BOARD OF DIRECTORS

Our Board of Directors acts as our nominating committee. We do not have a charter governing the manner in which individuals are nominated to the Board of Directors. Two of our five directors are “independent”, as the term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

The Board of Directors, acting as a nominating committee, does not have a policy with regard to the consideration of any director candidates recommended by stockholders. The Board of Directors has made no determination as to whether or not such a policy should be adopted. The Board of Directors will consider candidates recommended by stockholders. Stockholders wishing to recommend a candidate for membership on the Board of Directors should submit to us the name of the individual and other pertinent information, including a short biography and contact information.

We do not have specific minimum qualifications that a person must meet in order to serve on our Board of Directors. Because our Board is small, our goal is to achieve a balance among the members, so that the knowledge, experience and capabilities each brings to the group will complement the others. To this end, we seek nominees with the highest professional and personal ethics and values, an understanding of our business and industry and diversity of business experience and expertise, among other factors. Although none of our stockholders has submitted the name of a candidate for nomination as a director to us, the Board would not use different standards to evaluate such a nominee. To date, we have not paid any third parties to assist us in finding suitable candidates to serve as directors. All of our nominees are directors standing for re-election. Three of the directors standing for re-election are also our officers. Each nominee to our Board of Directors expressed a willingness to serve during the next fiscal year and, based on a review of his qualifications, each nominee was deemed to be a suitable candidate for nomination.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors, certain officers of the Company and persons holding more than 10% of the Company’s Common Stock to file reports concerning their ownership of Common Stock by dates established under the Exchange Act and also requires that the Company disclose in the Proxy Statement any non-compliance with those requirements during the fiscal year ended March 31, 2006. Based solely upon a review of reports delivered to the Company for fiscal year 2006, the Company believes that all Section 16(a) filing requirements were satisfied.

STOCKHOLDER PROPOSALS

No proposals have been submitted by stockholders for consideration at the Annual Meeting. Any proposal relating to a proper subject which an eligible stockholder of the Company may intend to present for action at the 2006 Annual Meeting of Stockholders must be received by April 5, 2007 to be considered for inclusion in the Company’s Proxy Statement and form of Proxy relating to that meeting. The Board of Directors of the Company will review any proposals from eligible stockholders which it receives by that date and, with the advice of counsel, will determine whether any such proposal will be included in its 2007 proxy solicitation materials under applicable proxy rules of the Securities and Exchange Commission.

CODE OF ETHICS

On July 15, 2005, our Board of Directors approved the adoption of the “Code of Business Conduct and Ethics” policy. We will provide to any person, without charge, upon request, a copy of our Code of Ethics. A request for a copy should be made in writing to AML Communications Inc., Attn: Corporate Services, 1000 Avenida Acaso, Camarillo, CA  93012.

OTHER MATTERS

The Company does not know of any business other than that described herein which will be presented for consideration or action by the stockholders at the Annual Meeting. If, however, any other business shall properly come before the Annual Meeting, shares represented by Proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes.

ANNUAL REPORT

The Company’s 2006 Annual Report to Stockholders is being mailed to stockholders together with this Proxy Statement. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and is not part of the proxy soliciting material.

FORM 10-KSB ANNUAL REPORT

The Company will provide to any stockholder, without charge, a copy of its Annual Report on Form 10-KSB for the fiscal year ended March 31, 2006 including financial statements, filed with the SEC, upon the request of such stockholder. Requests should be directed to AML Communications, Inc., Attention: Investor Relations, 1000 Avenida Acaso, Camarillo, CA  93012.

By Order of the Board of Directors,

Edwin J. McAvoy

Secretary

Camarillo, California
July 28, 2006

EXHIBIT “A”

AUDIT COMMITTEE REPORT

The following information shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts or regulations thereunder.

June 28, 2006

The audit committee reviews the Company’s financial reporting process on behalf of the AML’s board of directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

In this context, the audit committee has reviewed and discussed with management and the independent auditors the audited financial statements. The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the audit committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from AML Communications, Inc., and its management. The audit committee has also considered whether the independent auditors provision of other non-audit services to the Company is compatible with the auditor’s independence.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Company’s board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended March 31, 2006.

Submitted by the AML Communications, Inc. Audit Committee
Gerald M. Starek, Chairman
Richard W. Flatow

A-1

EXHIBIT “B”

AML COMMUNICATIONS, INC.

2005 EQUITY INCENTIVE PLAN

1.                 NAME.

The name of the plan is “AML Communications, Inc. 2005 Equity Incentive Plan.”

2.                 PURPOSE.

The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and its Parent and Subsidiaries (if any), by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock and Stock Awards. Capitalized terms not defined in the text are defined in Section 3.

3.                 DEFINITIONS.

As used in this Plan, the following terms will have the following meanings:

“AWARD” means any award under this Plan, including any Option, Restricted Stock or Stock Award.

“AWARD AGREEMENT” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“BOARD” means the Board of Directors of the Company.

“CAUSE” means any cause, as defined by applicable law, for the termination of a Participant’s employment with the Company or a Parent or Subsidiary of the Company.

“CODE” means the Internal Revenue Code of 1986, as amended.

“COMMITTEE” means the Board of Directors.

“COMPANY” means AML Communications, Inc., a Delaware corporation, or any successor corporation.

“DISABILITY” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.

“EXERCISE PRICE” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“FAIR MARKET VALUE” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)    if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(b)   if such Common Stock is quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on the date of determination as reported in The Wall Street Journal;

(c)    if such Common Stock is publicly traded but is not listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;

(d)   the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act if the Award is made on the effective date of such registration statement; or

(e)    if none of the foregoing is applicable, by the Committee in good faith.

“INSIDER” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“OPTION” means an award of an option to purchase Shares pursuant to Section 7.

“PARENT” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“PARTICIPANT” means a person who receives an Award under this Plan.

“PERFORMANCE FACTORS” means the factors selected by the Committee, in its sole and absolute discretion, from among the following measures to determine whether the performance goals applicable to Awards have been satisfied:

(a)    Net revenue and/or net revenue growth;

(b)   Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(c)    Operating income and/or operating income growth;

(d)   Net income and/or net income growth;

(e)    Earnings per share and/or earnings per share growth;

(f)    Total stockholder return and/or total stockholder return growth;

(g)    Return on equity;

(h)   Operating cash flow return on income;

(i)    Adjusted operating cash flow return on income;

(j)     Economic value added; and

(k)   Individual business objectives.

“PERFORMANCE PERIOD” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards or Stock Awards.

“PLAN” means this AML Communications, Inc. 2005 Equity Incentive Plan, as amended from time to time.

“RESTRICTED STOCK AWARD” means an award of Shares pursuant to Section 8.

“SEC” means the Securities and Exchange Commission.

“SECURITIES ACT” means the Securities Act of 1933, as amended.

“SHARES” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 4 and 19, and any successor security.

“STOCK AWARD” means an award of Shares, or cash in lieu of Shares, pursuant to Section 9.

“SUBSIDIARY” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“TERMINATION” or “TERMINATED” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Company, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to a formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

4.                 SHARES SUBJECT TO THE PLAN.

4.1   Number of Shares Available.   Subject to Sections 4.2 and 19, the total aggregate number of Shares initially reserved and available for grant and issuance pursuant to this Plan will be 150,000 Shares and will include Shares that are subject to:  (a) issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) an Award granted hereunder but forfeited or repurchased by the Company at the original issue price; and (c) an Award that otherwise terminates without Shares being issued.   Subject to this Section 4.1, the number of Shares reserved and available for grant and issuance shall be increased on the first day of January of each year so that the total of all Common Stock available for Awards shall be the maximum amount allowable under Regulation 260.140.45 of Title 10 of the California Code of Regulations. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan. At no time shall the total number of shares issuable upon exercise of all outstanding Awards exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Regulation 260.140.45 of Title 10 of the California Code of Regulations, based on the shares of the Company’s Common Stock which are outstanding at the time the calculation is made.

4.2   Adjustment of Shares.   In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

5.                 ELIGIBILITY.

ISOs (as defined in Section 7 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company, provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Award under this Plan.

6.                 ADMINISTRATION.

6.1   Committee Authority.   This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a)    construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)   prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)    select persons to receive Awards;

(d)   determine the form and terms of Awards;

(e)    determine the number of Shares or other consideration subject to Awards;

(f)    determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g)    grant waivers of Plan or Award conditions;

(h)   determine the vesting, exercisability and payment of Awards;

(i)    correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j)     determine whether an Award has been earned; and

(k)   make all other determinations necessary or advisable for the administration of this Plan.

6.2   Committee Discretion.   Any determination made by the Committee with respect to any Award will be made at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

7.                 OPTIONS.

The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISO”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

7.1   Form of Option Grant.   Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (hereinafter referred to as the

“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

7.2   Date of Grant.   The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

7.3   Exercise Period.   Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines, provided, however, that in all events a Participant will be entitled to exercise an Option at the rate of at least 20% per year over five years from the date of grant, subject to reasonable conditions such as continued employment; and further provided that an Option granted to a Participant who is an officer, director or consultant may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company.

7.4   Exercise Price.   The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be not less than 85% of the Fair Market Value of the Shares on the date of grant; provided that:  (a) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; and (b) the Exercise Price of an Option granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 10 of this Plan.

7.5   Method of Exercise.   Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee, (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding the Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

7.6   Termination.   Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a)    If the Participant’s service is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO).

(b)   If the Participant’s service is Terminated because of the Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such

Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative) no later than twelve (12) months after the Termination Date (or such longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (i) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (ii) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO).

(c)    Notwithstanding the provisions in paragraph 7.6(a) above, if the Participant’s service is Terminated for Cause, as defined by applicable law, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after Termination, whether or not after Termination the Participant may receive payment from the Company or a Subsidiary for vacation pay, for services rendered prior to Termination, for services rendered for the day on which Termination occurs, for salary in lieu of notice, or for any other benefits. For the purpose of this paragraph, subject to the foregoing, Termination shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is Terminated.

7.7   Limitations on Exercise.   The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Participant from exercising the Option for the full number of Shares for which it is then exercisable.

7.8   Limitations on ISO.   The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISO are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

7.9   Modification, Extension or Renewal.   The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefore, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 7.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

7.10   No Disqualification.   Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

8.                 RESTRICTED STOCK.

A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of

Shares the person may purchase, the price to be paid (the “Purchase Price”), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

8.1   Form of Restricted Stock Award.   All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (the “Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise extended by the Committee.

8.2   Purchase Price.   The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted and may not be less than 85% of the Fair Market Value of the Shares on the grant date, except in the case of a sale to a Ten Percent Stockholder, in which case the Purchase Price will be 100% of the Fair Market Value. Payment of the Purchase Price must be made in accordance with Section 10 of this Plan.

8.3   Terms of Restricted Stock Awards.   Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant’s individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall:  (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and have different performance goals and other criteria.

8.4   Termination During Performance Period.   If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee determines otherwise.

9.                 STOCK AWARDS.

9.1   Awards of Stock.   A Stock Award is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Parent or Subsidiary of the Company. A Stock Award will be awarded pursuant to an Award Agreement (the “Stock Award Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Award may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant’s individual Stock Award Agreement (the “Performance Stock Award Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. Stock Awards may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine.

9.2   Terms of Stock Awards.   The Committee will determine the number of Shares to be awarded to the Participant. If the Stock Award is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Award Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Stock Award; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Stock Award, the Committee shall determine the extent to which such Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Awards that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Awards to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

9.3   Form of Payment.   The earned portion of a Stock Award may be paid to the Participant by the Company either currently or on a deferred basis, with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

10.          PAYMENT FOR SHARE PURCHASES.

10.1   Payment.   Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a)    by cancellation of indebtedness of the Company to the Participant;

(b)   by surrender of shares that either: (1) have been owned by the Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by the Participant in the public market;

(c)    by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees of the Company and officers and directors of the Company will not be entitled to purchase Shares with a promissory note;

(d)   by waiver of compensation due or accrued to the Participant for services rendered;

(e)    with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1)   through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2)   through a “margin” commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(f)    by any combination of the foregoing.

10.2   Loan Guarantees.   The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

11.          WITHHOLDING TAXES.

11.1   Withholding Generally.   Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

11.2   Stock Withholding.   When, under applicable tax laws, a participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and will be in writing in a form acceptable to the Committee.

12.          PRIVILEGES OF STOCK OWNERSHIP.

12.1   Voting and Dividends.   No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and will have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock.

12.2   Financial Statements.   The Company will provide financial statements to each Participant prior to such Participant’s purchase of Shares under this Plan, and to each Participant annually during the period such Participant has Awards outstanding.

13.          NON-TRANSFERABILITY OF AWARDS.

Awards of Stock and Restricted Stock granted under this Plan, and any interest therein, will not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, other than by will or by the laws of descent and distribution. Awards of Options granted under this Plan, and any interest therein, will not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, other than by will or by the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor, or by gift to “immediate family” as that term is defined in 17 C.F.R. 240.16a-1(e). During the lifetime of the Participant an Award will be exercisable only by the Participant. During the lifetime of the Participant, any elections with respect to an Award may be made only by the Participant unless otherwise determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.

14.          CERTIFICATES.

All certificates for Shares or other securities delivered under this Plan will be subject to such stop transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

15.          ESCROW; PLEDGE OF SHARES.

To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

16.          EXCHANGE OF AWARDS.

The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards.

17.          SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.

An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

18.          NO OBLIGATION TO EMPLOY.

Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

19.          CORPORATE TRANSACTIONS.

19.1   Assumption or Replacement of Awards by Successor.   In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 19.1, such Awards will expire on such transaction at such time and on such conditions as the Committee will determine. Notwithstanding anything in this Plan to the contrary, the Committee may provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate upon a transaction described in this Section 19. If the Committee exercises such discretion with respect to Options, such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.

19.2   Other Treatment of Awards.   Subject to any greater rights granted to Participants under the foregoing provisions of this Section 19, in the event of the occurrence of any transaction described in Section 19.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

19.3   Assumption of Awards by the Company.   The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

20.          ADOPTION AND EFFECTIVE DATE.

This AML Communications, Inc. 2005 Equity Incentive Plan is effective as of November 1, 2005, the date it was adopted by the Board.

21.          STOCKHOLDER APPROVAL.

This Plan shall be approved by the stockholders of the Company within twelve (12) months before or after the date this Plan is adopted by the Board.

22.          TERM OF PLAN/GOVERNING LAW.

Unless earlier terminated as provided herein, this Plan will terminate on October 31, 2015. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

23.          AMENDMENT OR TERMINATION OF PLAN.

The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval under the Code, if applicable, or by any stock exchange or market on which the Common Stock of the Company is listed for trading.

24.          NONEXCLUSIVITY OF THE PLAN.

Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

25.          ACTION BY COMMITTEE.

Any action permitted or required to be taken by the Committee or any decision or determination permitted or required to be made by the Committee pursuant to this Plan shall be taken or made in the Committee’s sole and absolute discretion.

*****************************************

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

AML COMMUNICATIONS, INC.

1000 Avenida Acaso, Camarillo, CA 93012

PROXY FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
SEPTEMBER 7, 2006

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2006 Annual Meeting of Stockholders, revokes all prior proxies, and hereby appoints Jacob Inbar and Edwin J. McAvoy, and each of them, acting alone, as attorneys, agents and proxies of the undersigned, each with the power to appoint and substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side, all the shares of Common Stock of AML Communications, Inc. (the “Company”) held of record by the undersigned on July 21, 2006 at the 2006 Annual Meeting of Stockholders to be held on September 7, 2006 and at any postponements or adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.  THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED; HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEE(S) FOR DIRECTOR LISTED AND IN THE DISCRETION OF THE PROXIES ON ALL SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE 2005 ANNUAL MEETING OF STOCKHOLDERS.

(Continued on reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

AML COMMUNICATIONS, INC.

September 7, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

20633000000000001000 2				090706

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
1. Election of six (5) Directors:			2. Ratification of Independent Registered Public Accounting Firm Kabani & Company, Inc.:	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: Jacob Inbar	3. To Approve the AML Communications, Inc, 2005 Equity Incentive Plan	☐	☐	☐
Richard Flatow
☐	WITHHOLD AUTHORITY	Tiberiu Mazilu, Ph.D.	THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
	FOR ALL NOMINEES	Edwin J. McAvoy	HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTIONS ARE GIVEN.,
		Gerald M. Starek	THIS PROXY WILL BE VOTED FOR THE NOMINEE(S) LISTED AT LEFT.
☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

MARK HERE IF YOU PLAN TO ATTEND THE MEETING☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.